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                                   EXHIBIT A


                            STOCK PURCHASE AGREEMENT


         AGREEMENT made as of this 30th day of August, 2000, by and among Court Square Capital, Ltd. ("Court Square"), a corporation organized under the laws of the State of Delaware, with its principal office at 399 Park Avenue, New York, NY, Hunt Financial Corporation ("Hunt"), a corporation organized under the laws of the State of Delaware, with its principal office at Fountain Place, Suite 2100, 1445 Ross Avenue, Dallas, Texas 75202, and Steuben Investment Company L.P. ("Steuben"), a limited partnership organized under the laws of the State of Delaware with its principal office at Fountain Place, Suite 2100, 1445 Ross Avenue, Dallas, Texas 75202.

         WHEREAS, Hunt is the owner of 1,533,318 shares of Common Stock of Ergo Science Corporation ("Ergo"), a corporation organized under the laws of the State of Delaware (the "Hunt Shares");

         WHEREAS, Steuben is the owner of 67,682 shares of Common Stock of Ergo (the "Steuben Shares");

         WHEREAS, based on the representations, warranties and covenants herein contained, Court Square desires to purchase the Hunt Shares and the Steuben Shares (a total of 1,601,000 shares) and Hunt and Steuben desire to sell the Hunt Shares and the Steuben Shares, respectively.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter contained the parties hereby agree as follows:

         1. Purchase and Sale of Hunt Shares

         1.1 Subject to the terms and conditions hereof, Court Square agrees to purchase from Hunt, and Hunt agrees to sell, assign and deliver to Court Square, the Hunt Shares for a total purchase price of US $2,453,308.80 (the "Hunt Share Purchase Price") at $1.60 per share.

         1.2 Concurrently with the delivery of the items required by Section 1.3 below by Hunt, Court Square agrees to make payment for the Hunt Shares by wire transfer of immediately available funds of the Hunt Share Purchase Price to a bank account designated by Hunt.

         1.3 Within 7 days after execution hereof (or such later date as may be agreed between the parties), Hunt shall deliver to Court Square, by overnight courier service, certificates representing all of the Hunt Shares, fully endorsed or with appropriate stock powers, medallion signature guaranteed, together with a certificate of an appropriate officer of Hunt attesting to the authorization of the signatory, all in form sufficient for transfer of the Hunt Shares to Court Square, in order to effect transfer of title to the Hunt Shares.


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         1.4 Upon receipt of the certificates and stock powers referred to in
Section 1.3 and the wire transfer of the Hunt Purchase Price referred in Section 1.2, Court Square and Hunt will execute and fax to the other an acknowledgement and receipt in the form attached as Exhibit A.

         2. Purchase and Sale of Steuben Shares

         2.1 Subject to the terms and conditions hereof, Court Square agrees to purchase from Steuben, and Steuben agrees to sell, assign and deliver to Court Square, the Steuben Shares for a total purchase price of US $108,291.20 (the "Steuben Share Purchase Price") at $1.60 per share.

         2.2 Concurrently with the delivery of the items required by Section 2.3 below by Steuben, Court Square agrees to make payment for the Steuben Shares by wire transfer of immediately available funds of the Steuben Share Purchase Price to a bank account designated by Steuben.

         2.3 Within 7 days after execution hereof (or such later date as may be agreed between the parties), Steuben shall deliver to Court Square, by overnight courier service, certificates representing all of the Steuben Shares, fully endorsed or with appropriate stock powers, medallion signature guaranteed, together with a certificate of an appropriate officer of Steuben attesting to the authorization of the signatory, in form sufficient for transfer of the Steuben Shares to Court Square, in order to effect transfer of title to the Steuben Shares.

         2.4 Upon receipt of the certificates and stock powers referred to in
Section 2.3 and the wire transfer of the Steuben Purchase Price referred in
Section 2.2, Court Square and Steuben will execute and fax to the other an acknowledgement and receipt in the form attached as Exhibit A.

         3. Representations and Warranties by Hunt

         Hunt represents and warrants to Court Square as follows:

         (a) Hunt is a Delaware corporation, validly existing and in good standing, with all necessary power and authority to enter into and perform its obligations under this Agreement;

         (b) This Agreement has been duly and validly authorized, executed and delivered by Hunt and is binding on and enforceable against Hunt in accordance with its terms;

         (c) Hunt is the sole and exclusive record and beneficial owner of all right, title and interest in and to the Hunt Shares, free and clear of all claims, encumbrances of any nature whatsoever;


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         (d) Upon the delivery of the Hunt Shares to Court Square against receipt of payment as provided for herein, good title to the Hunt Shares, free and clear of all security interests, liens, claims, charges, options and encumbrances of every kind and nature whatsoever will pass to Court Square and Hunt will execute and deliver to Court Square such documents and take such further action as may be reasonably requested by Court Square in order to transfer ownership of and title to the Hunt Shares to Court Square, including, without limitation, arranging for the legal opinion and/or waiver of such opinion referenced on the certificates for the Hunt Shares as being required by Ergo for any transfer of these securities other than pursuant to a registration statement; and

         (e) The Hunt Shares are represented by validly issued, fully-paid share certificates of Ergo and there are no outstanding warrants, options, or rights to purchase any of the Hunt Shares.

         4. Representations and Warranties of Steuben

         Steuben represents and warrants to Court Square as follows:

         (a) Steuben is a Delaware corporation, validly existing and in good standing, with all necessary power and authority to enter into and perform its obligations under this Agreement;

         (b) This Agreement has been duly and validly authorized, executed and delivered by Steuben and is binding on and enforceable against Steuben in accordance with its terms;

         (c) Steuben is the sole and exclusive record and beneficial owner of all right, title and interest in and to the Steuben Shares, free and clear of all claims, encumbrances of any nature whatsoever;

         (d) Upon the delivery of the Steuben Shares to Court Square against receipt of payment as provided for herein, good title to the Steuben Shares, free and clear of all security interests, liens, claims, charges, options and encumbrances of every kind and nature whatsoever will pass to Court Square and Steuben will execute and deliver to Court Square such documents and take such further action as may be reasonably requested by Court Square in order to transfer ownership of and title to the Steuben Shares to Court Square including, without limitation, arranging for a legal opinion and/or waiver of such opinion referenced on the certificates for the Steuben Shares as being required by Ergo for any transfer of these securities other than pursuant to a registration statement; and

         (e) The Steuben Shares are represented by validly issued, fully-paid share certificates of Ergo and there are no outstanding warrants, options, or rights to purchase any of the Steuben Shares.


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         5. Representations and Warranties by Court Square

         Court Square represents and warrants to Hunt and Steuben as follows:

         (a) Court Square is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to enter into and perform its obligations under this Agreement;

         (b) This Agreement has been duly and validly authorized, executed and delivered by Court Square and is binding on and enforceable against Court Square in accordance with its terms; and

         (c) Court Square is acquiring the Hunt Shares and the Steuben Shares for its own account for investment and not for or with a view to or for resale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended.

         (d) Court Square is an "accredited investor", and had access to all publicly available information concerning Ergo and has the financial sophistication to evaluate that information.

         6. Survival of Representations

         The parties hereto each agree that all representations, warranties, covenants and agreements contained herein shall survive the execution and delivery of the Agreement, the transfer and payment for the Shares, and any investigation or audit made by any party hereto.


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         7. General

         This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. It may not be altered, amended, or supplemented except by an agreement in writing signed by both parties. It shall be governed by and construed in accordance with the laws of the State of New York. It shall be binding upon the parties and their respective successors and assigns. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which shall constitute one and the same instrument.

HUNT FINANCIAL CORPORATION                 STEUBEN INVESTMENT COMPANY, L.P.
                                           RLH MANAGEMENT, INC., GENERAL PARTNER


By: /s/ STEPHEN P. SMILEY                  By: /s/ MICHAEL T. BIERMAN
    ---------------------------               ----------------------------------
Name: Stephen P. Smiley                    Name: Michael T. Bierman
Title: President                           Title: Vice President


COURT SQUARE CAPITAL LIMITED


By: /s/ THOMAS F. MCWILLIAMS
    ------------------------------
Name: Thomas F. McWilliams
Title: Managing Director


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